Exhibit 99

News Release

Release Date: January 30, 2014	Contact: Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059

MICROS REPORTS FISCAL 2014 SECOND QUARTER RESULTS

RECORD QUARTERLY REVENUE

NEW STOCK BUYBACK PLAN APPROVED

Columbia, MD - January 30, 2014— MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2014 second quarter ended December 31, 2013.

FINANCIAL HIGHLIGHTS

•	Revenue for the quarter was $345.6 million, an increase of $21.0 million, or 6.5%, versus the same period last year.

•	Revenue for the six-month period was $660.3 million, an increase of $35.9 million, or 5.8% over the same period last year.

•	GAAP net income for the quarter was $43.4 million, a decrease of $0.7 million, or 1.5.%, versus the same period last year.

•	GAAP net income for the six-month period was $75.7 million, a decrease of $9.5 million, or 11.1%, versus the same period last year.

•	GAAP diluted earnings per share (EPS) for the quarter was $0.57 per share, an increase of $0.03, or 5.6%, over the same period last year.

•	GAAP diluted EPS for the six-month period was $0.98, a decrease of $0.06, or 5.8%, versus the same period last year.

•	Non-GAAP financial results, excluding the effect of charges for stock options, a litigation charge and accrued interest, amortization of Torex intangibles, restructuring of Torex, and gain on the sale and settlement of auction rate securities, are as follows:

-	Non-GAAP net income for the quarter was $48.3 million, an increase of $1.3 million, or 2.7%, versus the year ago period.

-	Non-GAAP net income for the six-month period was $86.8 million, a decrease of $6.5 million, or 0.7%, over the year ago period.

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-	Non-GAAP diluted EPS for the quarter was $0.63, an increase of $0.05, or 8.6%, over the year ago period.

-	Non-GAAP diluted EPS for the six-month period was $1.12, a decrease of $0.02, or 1.8%, versus the year ago period.

MICROS’s quarterly revenue was a Company record.

Peter A. Altabef, MICROS’s President and CEO, stated, “We are pleased to achieve another quarter of strong revenue growth. We are encouraged by the improving demand environment in our geographic regions and vertical markets.“

MICROS’s financial guidance for fiscal 2014 is for revenue between $1.320 billion and $1.345 billion and Non-GAAP EPS from $2.46 to $2.51. The guidance reflects an increase in the ranges first provided in August 2013. At that time, revenue guidance for fiscal 2014 was for revenue between $1.295 billion and $1.320 billion, and Non-GAAP EPS between $2.46 and $2.50.

On January 28, 2014, our Board of Directors approved the purchase of an additional $200.0 million of our common stock. This authorization will be added to the April 2013 repurchase authorization. Under the new plan, shares will be purchased from time to time in the open market as business conditions warrant.

MICROS’s stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of January 30, 2014. MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

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News
	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue:
Hardware	$71,096	$67,245	$137,628	$131,004
Software	44,758	38,747	79,119	69,525
Service	229,715	218,528	443,537	423,842
Total revenue	345,569	324,520	660,284	624,371

Cost of sales:
Hardware	45,671	43,295	88,918	86,352
Software	7,179	5,257	12,580	10,621
Service	110,414	103,767	214,054	201,864
Stock option expense	90	82	189	155
Total cost of sales	163,354	152,401	315,741	298,992

Gross margin	182,215	172,119	344,543	325,379

Selling, general and administrative expenses	85,502	79,952	163,528	152,600
Research and development expenses	21,439	17,526	40,317	33,891
Depreciation and amortization	4,669	4,207	9,062	8,324
Stock option expense	5,661	7,233	10,552	11,371
Torex amortization expense	941	1,314	1,717	2,722
Torex restructuring charge	0	296	216	1,693
Litigation charge	0	0	2,800	0
Total operating expenses	118,212	110,528	228,192	210,601

Income from operations	64,003	61,591	116,351	114,778
Non-operating income (expense):
Interest income, net	778	1,129	1,667	2,305
Interest expense - litigation charge	-	-	(900)	0
Gain on settlement/sale - auction rate securities	0	3,494	338	3,494
Other non-operating income, net	(536)	(635)	(383)	(964)
Total non-operating income , net	242	3,988	722	4,835

Income before taxes	64,245	65,579	117,073	119,613
Income tax provision	20,687	21,289	41,184	34,257
Net income	43,558	44,290	75,889	85,356
Less: Net income attributable to noncontrolling interest	(143)	(204)	(203)	(206)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$43,415	$44,086	$75,686	$85,150

Net Income per diluted common share attributable to MICROS Systems, Inc.	$0.57	$0.54	$0.98	$1.04
Weighted-average number of shares outstanding - diluted	76,785	81,289	77,245	81,643

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.

Net Income attributable to MICROS Systems, Inc.	$43,415	$44,086	$75,686	$85,150
Add back:
Stock option expense
Selling, general and administrative expenses	5,117	6,905	9,521	10,605
Research and development expenses	544	328	1,031	766
Cost of sales	90	82	189	155
	5,751	7,315	10,741	11,526
Litigation charge, including accrued interest expense	-	-	3,700	0
Torex amortization expense	941	1,314	1,717	2,722
Torex restructuring charge	-	296	216	1,693
Gain on settlement/sale - auction rate securities	0	(3,494)	(338)	(3,494)
Total add back	6,692	5,431	16,036	12,447

Subtract tax effect on:
Stock option expense	1,817	2,391	3,374	3,655
Litigation charge, including accrued interest expense	-	-	1,410	0
Torex amortization expense	23	59	45	118
Torex restructuring charge	-	83	49	432
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$48,267	$46,984	$86,844	$93,392

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.63	$0.58	$1.12	$1.14

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We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges. We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

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News
	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	December 31, 2013	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$627,266	$634,069
Accounts receivable, net	221,799	228,455
Inventory	57,602	49,273
Income taxes receivable	4,599	12,771
Deferred income taxes	15,307	15,022
Prepaid expenses and other current assets	49,222	44,648
Total current assets	975,795	984,238

Property, plant and equipment, net	57,257	44,127
Deferred income taxes, non-current	48,258	50,186
Goodwill	452,780	432,950
Intangible assets, net	37,355	37,754
Purchased and internally developed software costs, net	35,539	32,543
Other assets	8,686	7,240
Total Assets	$1,615,670	$1,589,038

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$-	$1,757
Accounts payable	72,313	73,099
Accrued expenses and other current liabilities	151,276	155,491
Income taxes payable	7,373	11,002
Deferred revenue	176,303	177,236
Total current liabilities	407,265	418,585

Income taxes payable, non-current	41,692	35,019
Deferred income taxes, non-current	551	1,157
Other non-current liabilities	15,646	16,007
Total liabilities	465,154	470,768

Commitments and contingencies

Equity:
MICROS Systems, Inc. stockholders’ equity:
Common stock	1,881	1,918
Capital in excess of par	0	0
Retained earnings	1,132,904	1,136,763
Accumulated other comprehensive income (loss)	12,419	(23,625)
Total MICROS Systems, Inc. stockholders’ equity	1,147,204	1,115,056
Noncontrolling interest	3,312	3,214
Total Equity	1,150,516	1,118,270

Total Liabilities and Equity	$1,615,670	$1,589,038

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News
	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

	Six Months Ended
	December 31,
	2013	2012

Cash flows from operating activities:
Net income	$75,889	$85,356
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,779	11,046
Share-based compensation	10,741	11,526
Amortization of capitalized software	3,111	2,260
Provision for losses on accounts receivable	31	1,997
Litigation reserve, including interest expense	3,700	-
Gain on sales of auction rate securities	-	(4,094)
Other-than-temporary impairment losses on investments, net	-	600
Net (gain) loss on disposal of property, plant and equipment	-	(40)
Changes in operating assets and liabilities (net of impact of acquisitions):
Decrease in accounts receivable	12,216	23,899
Increase in inventory	(7,377)	(7,244)
Increase in prepaid expenses and other assets	(4,053)	(6,303)
Decrease in accounts payable	(2,323)	(8,149)
Decrease in accrued expenses and other current liabilities	(9,585)	(31,809)
Increase (decrease) in income taxes assets and liabilities	13,491	(4,053)
Decrease in deferred revenue	(5,414)	(9,257)
Net cash flows provided by operating activities	101,206	65,735

Cash flows from investing activities:
Proceeds from maturities of investments	139,476	23,824
Proceeds from sales of auction rate securities	-	36,719
Purchases of investments	(69,705)	(83,841)
Purchases of property, plant and equipment	(20,854)	(10,009)
Internally developed software costs	(3,769)	(2,225)
Other	45	(122)
Net cash flows provided by (used in) investing activities	45,193	(35,654)

Cash flows from financing activities:
Repurchases of common stock	(111,312)	(53,372)
Proceeds from stock option exercises	19,080	4,655
Realized tax benefits from stock option exercises	1,830	1,426
Principal payments on line of credit	(1,795)	-
Cash paid for acquisition of noncontrolling interest	-	(846)
Other	(174)	(51)
Net cash flows used in financing activities	(92,371)	(48,188)

Effect of exchange rate changes on cash and cash equivalents	9,163	7,431

Net (decrease) increase in cash and cash equivalents	63,191	(10,676)

Cash and cash equivalents at beginning of year	486,023	562,786
Cash and cash equivalents at end of year	$549,214	$552,110

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